UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 18, 2022

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FISV	The NASDAQ Stock Market LLC
0.375% Senior Notes due 2023	FISV23	The NASDAQ Stock Market LLC
1.125% Senior Notes due 2027	FISV27	The NASDAQ Stock Market LLC
1.625% Senior Notes due 2030	FISV30	The NASDAQ Stock Market LLC
2.250% Senior Notes due 2025	FISV25	The NASDAQ Stock Market LLC
3.000% Senior Notes due 2031	FISV31	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 18, 2022, Fiserv, Inc. (the “Company”) entered into a Letter Agreement (the “Agreement”) with ValueAct Capital Management, L.P. (“ValueAct Capital”). Under the Agreement and subject to the conditions set forth therein, the Company has agreed to (i) increase the size of the board of directors (the “Board”) of the Company from 11 to 12 directors, resulting in the creation of one vacancy, and (ii) appoint Dylan G. Haggart (Mr. Haggart) to the Board to fill such vacancy, with a term expiring at the Company’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). In addition, the Company has agreed to nominate Mr. Haggart for election as a director of the Company at the 2022 Annual Meeting to serve for a one-year term, if elected. Under the Agreement, Mr. Haggart has agreed to certain confidentiality restrictions.

The foregoing summary of the Agreement is not complete and is subject to, and qualified in its entirety by, the text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

The description of the matters included under Item 1.01 are incorporated into this Item 5.02 by reference. In connection with such matters, the Board has increased the number of directors from 11 to 12 and appointed Mr. Haggart to fill this newly-created directorship, effective February 18, 2022, for a term expiring at the 2022 Annual Meeting.

Dylan Haggart, 35, is a Partner of ValueAct Capital, where he has worked since 2013. He also serves as a director of Seagate Technology Holdings plc, where he is a member of the compensation committee. Prior to joining ValueAct Capital, Haggart served as a private equity investor at TPG Capital, an investment advisory firm, focusing on North American buyouts, and as an investment banker at Goldman Sachs.

Mr. Haggart will (i) participate in the Company’s standard non-employee director compensation arrangements set forth on the Non-Employee Director Compensation Schedule filed as Exhibit 10.48 to the Company’s Annual Report on Form 10-K filed on February 26, 2021 and (ii) be eligible to participate in the Fiserv, Inc. Non-Employee Director Deferred Compensation Plan filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 1, 2017. In connection with his appointment, Mr. Haggart will enter into the Company’s Non-Employee Director Indemnity Agreement, a form of which was filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K filed on February 28, 2008. A description of the Company’s non-employee director compensation arrangements can be found in the section titled “Proposal 1. Election of Directors-How We Are Paid” in the Company’s definitive proxy statement for its 2021 annual meeting of shareholders filed on April 6, 2021 and is incorporated herein by reference. Committee membership for Mr. Haggart has not been determined at this time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2022, the Board approved an amendment and restatement of the amended and restated by-laws (as amended, the “By-laws”) of the Company to (a) increase the maximum size of the Board set forth in Section 3 of Article III of the By-laws to 12 to permit the appointment of Mr. Haggart and (b) to delete Article IX, which had included certain restrictions on the composition of the Board for a specified period after the First Data merger, which are no longer applicable, in its entirety and all cross references made to Article IX.

This description of the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On February 23, 2022, the Company issued a press release announcing the execution of the Agreement and the appointment of Mr. Haggart to the Board. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-laws, dated February 18, 2022.

10.1	Letter Agreement, dated February 18, 2022 by and between the Company and ValueAct Capital Management, L.P.

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: February 23, 2022	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer